UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

            1301 SE Port St. Lucie Boulevard, Florida                                                                                                                         34952
                                (Address of principal executive offices)                                                                                                                               (Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

                                                                                                                                                            N/A
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2010, Robert L. Schweiger resigned from the Board of Directors of FPB Bancorp, Inc. (“FPB”) and its wholly-owned subsidiary, First Peoples Bank. At the time of his resignation, Mr. Schweiger served on the Audit Committee of FPB’s Board of Directors.

Mr. Schweiger communicated his resignation in a letter to FPB’s Chairman of the Board; the letter is filed with this Report as Exhibit 99.1. In his letter, Mr. Schweiger cited his reasons for resigning as his having a lack of confidence in management to protect shareholder value, obtain proper capital balances and ratios, and operate assets to ensure profitability and a lack of confidence in the Board of Directors to effectively direct management and to follow up on the Board’s directives.

Consistent with FPB’s corporate governance practices, the views of the members of the Board and management are openly and frankly discussed. The strategic and business plans of FPB and First Peoples Bank reflect the collaborative efforts resulting from these discussions and the decision making processes. The Board of Directors believes the course of action that has been set for 2010 will enhance shareholder value, as FPB systematically works its way through this difficult economic environment.

ITEM 9.01.           Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.                                         Description
99.1                           Letter from Robert L. Schweiger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FPB BANCORP, INC.
                                                           (Registrant)

            Date: January 13, 2010

                              /s/ David W. Skiles
                                                          David W. Skiles
                                                          Chief Executive Officer and President